Exhibit 99.1

Ultralife Corporation Reports First Quarter Results

NEWARK, N.Y.--(BUSINESS WIRE)--April 29, 2010--Ultralife Corporation (NASDAQ: ULBI) reported operating income of $0.9 million on revenue of $38.5 million for the quarter ended March 28, 2010. For the first quarter of 2009, the company reported an operating loss of $2.3 million on revenue of $39.8 million.

Gross margin for the first quarter of 2010 was $9.8 million, or 25.3% of revenue, compared to $7.8 million, or 19.5% of revenue, for the same quarter a year ago, primarily reflecting improved manufacturing efficiencies in the company’s Battery & Energy Products segment and improved mix of high-margin communications systems revenue partially offset by a negative gross margin in the Energy Services segment. Operating expenses for the first quarter of 2010 totaled $8.9 million inclusive of $0.7 million of expenses for AMTI, which was acquired on March 20, 2009, compared to $10.0 million a year ago. Net income for the first quarter of 2010 was $0.3 million, or $0.02 per share, compared to a net loss of $2.5 million, or $0.15 per share, for the same quarter in 2009.

“Improving gross margin is a key goal for the company in 2010, and for the first quarter we delivered a six percentage point gain over last year’s first quarter. The investments we have made to improve manufacturing processes and move up the value chain from components to advanced batteries and communications systems with greater engineered content are yielding desired returns,” said John D. Kavazanjian, Ultralife’s president and chief executive officer. “While gross margin in our Energy Services segment continues to negatively impact the total company gross margin, we are starting to see evidence of a recovery in customer spending. This should alleviate project delays and pricing pressures that have weighed on the industry and the segment’s financial results.

“On the strength of gross margin gains and ongoing operating expense discipline, we generated positive operating cash flow for the quarter. Increased operating cash flow combined with improved working capital management strengthened the balance sheet, and we ended the quarter with an outstanding balance under our revolving credit facility of $8.0 million and $4.1 million of cash and cash equivalents on our balance sheet,” added Kavazanjian.

“Business conditions are steadily improving, particularly for our battery and energy products, creating more opportunities for us to further penetrate international markets. In addition, demand for our advanced communications systems remains robust,” concluded Kavazanjian. “During the rest of 2010, we plan to increase research and development activities while holding quarterly operating expenses under $10 million. Above all, we remain keenly focused on delivering incremental returns on increased revenue.”

Outlook

The company’s 2010 operating plan calls for the company to generate revenue of $177 million and operating income of approximately $4.6 million on this base business. Management cautions that the timing of orders and shipments may cause some variability in quarterly results.

About Ultralife Corporation

Ultralife Corporation, which began as a battery company, serves its markets with products and services ranging from portable and standby power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Ultralife’s family of brands includes: Ultralife Batteries, Stationary Power Services, RPS Power Systems, ABLE, McDowell Research, RedBlack Communications and AMTI. Ultralife’s operations are in North America, Europe and Asia. For more information, visit www.ultralifecorp.com.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, and the possibility of intangible asset impairment charges that may be taken should management decide to retire one or more of the brands of acquired companies. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company’s analysis only as of today’s date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

Conference Call Information

Ultralife will hold its first quarter earnings conference call today at 10:00 AM ET. To participate, please call (800) 915-4836, identify yourself and ask for the Ultralife call. The conference call will also be broadcast live over the Internet at http://investor.ultralifecorp.com. To listen to the call, please go to the web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available shortly after the call at the same location.

ULTRALIFE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three-Month Periods Ended

	March 28,	March 29,
	2010	2009

Revenues:
Battery & energy products	$23,403	$22,992
Communications systems	13,066	11,265
Energy services	2,038	5,546
Total revenues	38,507	39,803

Cost of products sold:
Battery & energy products	18,467	19,192
Communications systems	8,163	7,649
Energy services	2,119	5,181
Total cost of products sold	28,749	32,022

Gross margin	9,758	7,781

Operating expenses:
Research and development	1,728	1,980
Selling, general, and administrative	7,176	8,058
Total operating expenses	8,904	10,038

Operating income (loss)	854	(2,257)

Other income (expense):
Interest income	3	3
Interest expense	(497)	(182)
Miscellaneous	41	11
Income (loss) before income taxes	401	(2,425)

Income tax provision-current	24	2
Income tax provision-deferred	81	89
Total income taxes	105	91

Net income (loss)	296	(2,516)

Net (income) loss attributable to noncontrolling interest	(9)	4

Net income (loss) attributable to Ultralife	$287	$(2,512)

Net income (loss) attributable to Ultralife common shareholders - basic	$0.02	$(0.15)
Net income (loss) attributable to Ultralife common shareholders - diluted	$0.02	$(0.15)

Weighted average shares outstanding - basic	16,995	17,115
Weighted average shares outstanding - diluted	16,999	17,115

ULTRALIFE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Per Share Amounts)
(unaudited)

	March 28,	December 31,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$4,147	$6,094
Trade accounts receivable, net	26,264	32,449
Inventories	34,009	35,503
Prepaid expenses and other current assets	2,136	1,912
Total current assets	66,556	75,958

Property and equipment	15,879	16,648

Other assets
Goodwill, intangible and other assets	38,251	38,560

Total Assets	$120,686	$131,166

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt and current portion of long-term debt	$11,502	$19,082
Accounts payable	14,622	19,177
Other current liabilities	11,218	9,875
Total current liabilities	37,342	48,134

Long-term liabilities:
Long-term debt and capital lease obligations	225	267
Other long-term liabilities	4,722	4,651
Total long-term liabilities	4,947	4,918

Shareholders' equity:
Ultralife equity:
Common stock, par value $0.10 per share	1,839	1,831
Capital in excess of par value	169,377	169,064
Accumulated other comprehensive loss	(1,590)	(1,256)
Accumulated deficit	(83,734)	(84,021)
	85,892	85,618
Less -- Treasury stock, at cost	7,558	7,558
Total Ultralife equity	78,334	78,060
Noncontrolling interest	63	54
Total shareholders' equity	78,397	78,114

Total Liabilities and Shareholders' Equity	$120,686	$131,166

CONTACT:
Company:
Ultralife Corporation
Philip Fain, 315-332-7100
pfain@ulbi.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Jody Burfening, 212-838-3777
jburfening@lhai.com